UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2007

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 7, 2007, ten executive officers of RAIT Financial Trust, or RAIT, voluntarily forfeited equity incentive awards in the form of phantom units that were granted to them on January 23, 2007 under the RAIT 2005 Equity Compensation Plan . Betsy Z. Cohen, Chairman of RAIT, stated that “the action of our senior executives reflects their commitment to aligning their long-term incentive compensation with our shareholders’ interests.”

The equity incentive awards were subject to vesting periods of four or five years beginning in January 2008. The aggregate value of these awards when granted was $11.8 million, of which $2.1 million was expensed through September 30, 2007. In accordance with GAAP, RAIT will expense the remaining $9.7 million as a non-cash compensation expense during the quarter ended December 31, 2007. If these awards had remained outstanding in accordance with their terms, RAIT would have expensed this remaining amount over the remaining vesting periods of these awards. The forfeitures will have no net effect on RAIT’s shareholders’ equity, adjusted earnings or REIT taxable income. The names and titles of these executive officers and the value of their respective forfeited awards (calculated in accordance with GAAP based on the grant date fair value of the RAIT common shares underlying the awards) are as follows:

Name	Title	Grant Date Fair Value of Forfeited Awards
Betsy Z. Cohen	Chairman	$3,671,000
Daniel G. Cohen	Chief Executive Officer	$2,753,250
Scott F. Schaeffer	Co-President and Chief Operating Officer	$917,750
Mitchell Kahn	Co-President	$917,750
Jack E. Salmon	Chief Financial Officer and Treasurer	$367,100
Plamen M. Mitrikov	Executive Vice President -Asset Management	$1,651,950
Samuel J. Greenblatt	Executive Vice President and Director of Originations	$367,100
Raphael Licht	Chief Legal Officer, Chief Administrative Officer and Secretary	$587,360
James J. Sebra	Senior Vice President - Finance and Chief Accounting Officer	$220,260
Ken R. Frappier	Chief Credit Officer	$367,100

Total		$11,820,620

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

Date: December 10, 2007	By:	/s/ Jack E. Salmon
	Name:	Jack E. Salmon
	Title:	Chief Financial Officer and Treasurer

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